Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-272-8526	415-318-4261

Response Genetics, Inc. Settles Proxy Contest with Special Situations Fund

LOS ANGELES, September 17, 2010 — Response Genetics, Inc. (Nasdaq: RGDX) announced that it has entered into an agreement with Special Situations Fund III QP, L.P., Special Situations Cayman Fund L.P, Special Situations Life Sciences Fund, L.P. and certain of their affiliates (collectively, “SSF”) to settle SSF’s proxy contest. Under the terms of the settlement, SSF has agreed, among other things, to terminate its proxy solicitation and to vote for the election of a revised slate of director nominees which will include two outside directors previously nominated by SSF. SSF has also agreed to certain standstill restrictions through the end of Response Genetics’ 2011 annual meeting of stockholders. Pursuant to the settlement, a revised slate of nine nominees will be recommended for election at the 2010 annual meeting of stockholders. The revised slate will consist of Kathleen Danenberg, President and Chief Executive Officer of the Company, Kirk K. Calhoun, Gary D. Nusbaum, Michael Serruya, David Smith, Jan Fagerberg, M.D., Ph.D., Michael Metzger, Richard van den Broek and David M. Wurzer. Messrs. Van den Broek and Mr. Wurzer were previously nominated by SSF for election at the 2010 annual meeting.

Response Genetics also announced that it has postponed its 2010 annual meeting of stockholders in order to implement the terms of the settlement.  The new record date for stockholders entitled to vote at the meeting and the new meeting date will be announced in the near future.

Kathleen Danenberg, President and Chief Executive Officer of Response Genetics, stated: “We believe that the settlement of the proxy contest is in the best interest of the company and all of our stockholders, and the inclusion of board members with significant industry experience will create additional value for our stockholders.”

About Response Genetics, Inc.

Response Genetics Inc. (“RGI”) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company  to continue to maintain its growth, the ability of the Company to successfully integrate the roles of operations, strategy and business development, , and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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